$1,269,731,000
(APPROXIMATE)

(SPONSOR, SELLER & MASTER SERVICER)

Preliminary Term Sheet

American Home Mortgage Assets Trust 2007-6
Mortgage-Backed Pass-Through Certificates, Series 2007-6

American Home Mortgage Assets LLC
(Depositor)

American Home Mortgage Servicing, Inc.
(Servicer)

Wells Fargo Bank, N.A.
(Master Servicer)

June 25, 2007

American Home Mortgage Assets Trust 2007-6
Mortgage-Backed Pass-Through Certificates, Series 2007-6

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued.  Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you.  You may withdraw your indication of interest at any time prior to the notice of allocation.  The issuer is not obligated to issue such security or any similar security and the underwriter’s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer.  You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of securities may be added, split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  You are advised that securities may not be issued that have the characteristics described in these materials.  The underwriter’s obligation to sell such securities to you is conditioned on the mortgage loans and securities having the characteristics described in these materials.  If for any reason the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

An investor or potential investor in the securities (and each employee, representative, or other agent of such person or entity) may disclose to any and all persons, without limitation, the tax treatment and tax structure of the transaction and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity. However, such person or entity may not disclose any other information relating to this transaction unless such information is related to such tax treatment and tax structure.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(877) 867-2654.

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This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the “Information”) may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein.  Should you receive Information that refers to the “Statement Regarding Assumptions and Other Information”, please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information.  Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed.  Performance results are based on mathematical models that use inputs to calculate results.  As with all models, results may vary significantly depending upon the value given to the inputs.  Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments),  interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data,  reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements).  Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce.  Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information.  The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances.  Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current.  Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

 Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid  and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.

$1,269,731,000
American Home Mortgage Assets Trust 2007-6
Mortgage-Backed Pass-Through Certificates, Series 2007-6

Class	Certificate Principal Balance (1)	Expected Rating S&P/Mdys	Initial Credit Enhance% (1)(2)	Pass-Through Rate	WAL (6)	Collateral	Note Type
Offered Certificates
A-1	$268,123,000	AAA/Aaa	46.51%	LIBOR (3)	3.27	MTA ARMs	Super Senior Floater
A-2	$134,061,000	AAA/Aaa	19.77%	LIBOR (3)	3.27	MTA ARMs	Level 1 Senior Support Floater
A-3	$44,687,000	AAA/Aaa	10.85%	LIBOR (3)	3.27	MTA ARMs	Level 2 Senior Support Floater
A-4	$500,000,000	AAA/Aaa	10.85%	LIBOR (3)	1.82	MTA ARMs	Senior Sequential Floater
A-5	$200,000,000	AAA/Aaa	10.85%	LIBOR (3)	6.91	MTA ARMs	Senior Sequential Floater
M-1	$40,523,000	[AA+/Aaa]	7.70%	LIBOR (4)	6.30	MTA ARMs	Subordinate Floater
M-2	$24,443,000	[AA/Aa1]	5.80%	LIBOR (4)	6.29	MTA ARMs	Subordinate Floater
M-3	$7,719,000	[AA-/Aa1]	5.20%	LIBOR (4)	6.29	MTA ARMs	Subordinate Floater
M-4	$18,010,000	[A+/Aa2]	3.80%	LIBOR (4)	6.29	MTA ARMs	Subordinate Floater
M-5	$6,433,000	[A/Aa3]	3.30%	LIBOR (4)	6.28	MTA ARMs	Subordinate Floater
M-6	$6,433,000	[A-/A1]	2.80%	LIBOR (4)	6.28	MTA ARMs	Subordinate Floater
B-1	$6,433,000	[BBB+/A3]	2.30%	LIBOR (5)	6.27	MTA ARMs	Subordinate Floater
B-2	$6,433,000	[BBB/Baa2]	1.80%	LIBOR (5)	6.13	MTA ARMs	Subordinate Floater
B-3	$6,433,000	[BBB-/Baa3]	1.30%	LIBOR (5)	5.85	MTA ARMs	Subordinate Floater

(1)
The class principal balances and related credit enhancement levels are subject to change based upon the final pool and rating agency evaluation of subordination, overcollateralization (“OC”) and excess spread.

(2)
Credit enhancement for the Certificates will be provided by a combination of subordination, OC and excess spread all as more fully described herein.  The expected initial credit enhancement percentages are as provided above.  The initial OC level and the initial OC Target Amount for the Certificates will equal 1.30% of the unpaid principal balance of the Mortgage Loans as of the Cut-off Date.  Excess spread will be applied to pay principal on the related Certificates, in order to maintain or restore the OC level at the OC Target Amount.

(3)
The Pass-Through Rate for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates (collectively, the “Class A Certificates”) will be a floating rate based on One-Month LIBOR plus the related margin, subject to the Net Rate Cap described herein.  On the first Distribution Date after the first possible Optional Termination Date, the margin for each class of the Class A Certificates will increase to 2 times the original margin.

(4)
The Pass-Through Rate for the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates (collectively, the “Class M Certificates”) will be a floating rate based on One-Month LIBOR plus the related margin, each subject to the Net Rate Cap described herein. On the first Distribution Date after the first possible Optional Termination Date, the margin for the Class M Certificates will increase to 1.5 times the original margin.

(5)
The Pass-Through Rate for the Class B-1, Class B-2 and Class B-3 Certificates  (collectively, the “Class B Certificates”) will be a floating rate based on One-Month LIBOR plus the related margin, each subject to the Net Rate Cap described herein. On the first Distribution Date after the first possible Optional Termination Date, the margin for the Class B Certificates will increase to 1.5 times the original margin.

(6)	WALs are calculated to the 10% Optional Termination at a Prepayment Pricing Speed Assumption of 25% CPR for the Mortgage Loans.

Collateral Description:

-
Conventional, one- to four-family adjustable-rate loans and fully or negatively amortizing loans secured by first liens on residential mortgage properties as briefly described in the table below and as more fully described in Exhibit V attached hereto.

-
Approximately [49.69]% of the Mortgage Loans have “conforming” balances. However, some of these loans will have been underwritten in accordance with underwriting standards consistent with “non-conforming” mortgage loans. A “non-conforming “ mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related  mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for “A” credit borrowers. For a description of the underwriting standards under which the Mortgage Loans were originated, refer to the section titled “Mortgage Loan Origination – Underwriting Guidelines” in the term sheet supplement.

-
The Mortgage Loans were originated by American Home. American Home Mortgage Investment Corp. and, together with its wholly-owned subsidiaries, collectively referred to as American Home, is primarily engaged in the business of originating and servicing residential mortgage loans.

-	Approximately [52.89]% of the Mortgage Loans have a loan-to-value ratio greater than 80%.

-	Approximately [0.70]% of the Mortgage Loans have a loan-to-value greater than 80% and do not have mortgage insurance.

-	Approximately [0.55]% of the Mortgage Loans provide for a period of interest only payments before they convert to fully amortizing.

-	Approximately [0.55]% of the Mortgage Loans provide for a period of interest only payments before they convert to fully amortizing.

-	The information related to the Mortgage Loans described herein is preliminary and is meant to reflect information as of the Statistical Cut-off Date. It is expected that on or prior to the Closing Date, unscheduled principal payments will reduce the principal balance of the Mortgage Loans as of the Cut-off Date and may cause a decrease in the aggregate principal balance of the Mortgage Loans, as reflected herein, of up to 10%. Additional similar mortgage loans may be included. Consequently, the initial principal balance of any of the Offered Certificates by the Closing Date is subject to an increase or decrease of up to 10% from amounts shown herein. Additionally, Subsequent Mortgage Loans may purchased by the trust with amounts in the Prefunding Account.

	% of Group	Gross WAC (%)	Net WAC (%)	WAM (mos.)	Gross Margin (%)	Net Margin (%)	Max Rate (%)	Mos to Roll
MTA Interest Only	0.55	8.246	7.798	358	3.217	2.769	10.241	1
MTA – 110 Neg Am Cap	3.52	8.636	8.261	400	3.607	3.232	10.122	1
MTA – 115 Neg Am Cap	4.03	9.273	8.081	446	4.244	3.052	10.525	1
MTA - 125 Neg Am Cap	91.90	8.983	8.215	435	3.954	3.186	10.281	1
TOTAL	100.00	8.979	8.209	434	3.950	3.180	10.285	1

Collateral Characteristics of the Total Mortgage Loans As of the Cut-Off Date

		Minimum	Maximum
Scheduled Principal Balance	$1,321,452,331	$40,500	$5,037,500
Average Scheduled Principal Balance	$369,844
Number of Mortgage Loans	3,573

Weighted Average Gross Coupon	8.979%	7.099%	12.004%
Non-Zero Weighted Average FICO Score	708	615	823
Weighted Average Original LTV	82.88%	12.62%	100.00%
Weighted Average Original Term	436 months	360 months	480 months
Weighted Average Stated Remaining Term	434 months	354 months	479 months
Weighted Average Seasoning	2 months	1 month	6 months

Weighted Average Gross Margin	3.950%	2.070%	6.975%
Weighted Average Minimum Interest Rate	3.950%	2.070%	6.975%
Weighted Average Maximum Interest Rate	10.285%	9.950%	12.275%
Weighted Average Months to Roll	1 month	1 month	9 months

Maturity Date		02/01/2037	07/1/2047
Maximum Zip Code Concentration	0.48%	94565

ARM	100.00%	First Lien	100.00%

MTA IO	0.55%	FIFA	17.77%
MTA NEGAM	99.45%	SIFA	72.60%
		SISA	9.63%
Interest Only	0.55%
Not Interest Only	99.45%	Cash Out Refinance	44.65%
		Purchase	27.14%
No Prepay Penalty	22.87%	Rate/Term Refinance	28.22%
Prepay Penalty: 12 months	18.14%
Prepay Penalty: 24 months	5.94%	Condominium	11.14%
Prepay Penalty: 36 months	53.05%	Cooperative	0.08%
		PUD	22.28%
Top 5 States:		Single Family	62.33%
California	36.82%	Two-Four Family	4.17%
Florida	21.25%
Washington	6.19%	Investor	11.55%
Virginia	3.93%	Primary	83.20%
Arizona	3.66%	Second Home	5.25%

% of Loan with Lender Paid Mortgage Insurance	47.13%

Trust:	American Home Mortgage Assets Trust 2007-6.
Depositor:	American Home Mortgage Assets LLC.
Seller:	American Home Mortgage Corp.
Master Servicer/Securities Administrator:	Wells Fargo Bank, N.A.
Servicer:	The Mortgage Loans are serviced by American Home Mortgage Servicing, Inc.
Lead Underwriter:	Bear, Stearns & Co. Inc.
Custodian:	[Deutsche Bank National Trust Company.]
Trustee:	Deutsche Bank National Trust Company.
Rating Agencies:	Standard & Poor’s and Moody’s Investors Service.
Statistical Cut-Off Date:	June 1, 2007.
Initial Cut-off Date:	August 1, 2007.
Initial Mortgage Loans:	The Mortgage Loans deposited into the trust on the Closing Date.
Subsequent Mortgage Loans:	The Mortgage Loans deposited into the trust in the Pre-funding Period.
Prefunding Amount:
Closing Date:	August 31, 2007.
Distribution Date:	25th day of each month (or the next business day), commencing September 2007.
The Offered Certificates:	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates.
The Non-Offered Certificates:	The Class R, Class C, and Class P Certificates.
Optional Clean-Up Call:
Under certain conditions as provided for in the prospectus supplement, the holder of a majority percentage interest in the Class C Certificates may purchase the mortgage loans when the aggregate principal balance of the Mortgage Loans is reduced to 10% of the sum of (i) the aggregate principal balance the Initial Mortgage Loans as of the Cut-Off Date and (ii) the original Prefunding Amount.

Negative Amortization:
Approximately 99.45% of the Mortgage Loans are subject to negative amortization. For any Distribution Date, the Principal Remittance Amount will be reduced by any negative amortization on such loans (the “Negative Amortization Amount”) until reduced to zero.  Any additional negative amortization in excess of the Principal Remittance Amount will constitute an “Additional Negative Amortization Principal Amount.”

Registration:	The Offered Certificates will be available in book-entry form through DTC.
Denominations:	The Offered Certificates are issuable in minimum denominations of an original amount of $100,000 and multiples of $1 in excess thereof.

Federal Tax Treatment:	For federal income tax purposes, the Offered Certificates will be treated as REMIC Regular Interests (exclusive of the right to receive Basis Risk Shortfall Carryforward Amounts).
ERISA Considerations:	The Class A Certificates generally may be purchased by, on behalf of, or with plan assets of an Employee Benefit Plan, subject to the considerations set forth in the prospectus supplement.
SMMEA Eligibility:
The Offered Certificates, other than the Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

P&I Advances:
The Servicer will be obligated to advance, or cause to be advanced, cash advances with respect to delinquent payments of principal and interest on the Mortgage Loans to the extent that the Servicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. If the Servicer fails to make any such cash advances, the Master Servicer will be obligated to do so. These cash advances are only intended to maintain a regular flow of scheduled interest and principal distributions on the Certificates and are not intended to guarantee or insure against losses.

Net Mortgage Rate:
On any mortgage loan, the then applicable mortgage rate thereon minus the sum of (1) the applicable Servicing Fee expressed as a per annum percentage and (2) any lender-paid primary mortgage insurance fee, if applicable, expressed as a per annum percentage.

Servicing Fee:
With respect to each mortgage loan and any Distribution Date, the fee payable to the Servicer in respect of servicing compensation that accrues at an annual rate equal to the related servicing fee rate multiplied by the stated principal balance of such mortgage loan as of the first day of the related Due Period.

Accrual Period:
The “accrual period” for all of the Offered Certificates will be the period from and including the preceding Distribution Date (or from the Closing Date with respect to the first Distribution Date) to and including the day prior to the current Distribution Date.  The Securities Administrator will calculate interest on all of the Classes of Certificates on an actual/360 basis and such classes of Certificates will settle flat.

Credit Enhancement for the Certificates
Subordination (includes initial OC):

Initially, 46.51% for the Class A-1 Certificates, 19.77% for the Class A-2 Certificates, 10.85% for the Class A-3 Certificates, 10.85% for the Class A-4 Certificates, 10.85% for the Class A-5 Certificates, 7.70% for the Class M-1 Certificates, 5.80% for the Class M-2 Certificates, 5.20% for the Class M-3 Certificates, 3.80% for the Class M-4 Certificates, 3.30% for the Class M-5 Certificates, 2.80% for the Class M-6 Certificates, 2.30% for the Class B-1 Certificates, 1.80% for the Class B-2 Certificates and 1.30% for the Class B-3 Certificates.

•  Overcollateralization (“OC”)
     Initial (% Orig.)                1.30%
     OC Target (% Curr.)       1.30%
     OC Floor (% Orig.)          0.50%

•  Excess spread, which will initially be equal to approximately [     ] bps per annum (before losses) as of the Cut-off Date, is expected to be available to cover losses on the Certificates and to restore OC as needed.

Accrued Interest:
For any Distribution Date and each class of Certificates, interest accrued during the related accrual period at the then-applicable Pass-Through Rate on the related Certificate Principal Balance  thereof immediately prior to such Distribution Date, plus any Accrued Interest remaining unpaid from any prior Distribution Date with interest thereon at the related Pass-Through Rate.

Net Rate Cap:
For any Distribution Date and the Class A, Class M and Class B Certificates, a per annum rate equal to a fraction, expressed as a percentage, (a) the numerator of which is the sum of (I) the amount of interest which accrued on the mortgage loans at their respective Net Mortgage Rates in the immediately preceding Interest Accrual Period and (II) any amount withdrawn from the interest coverage account, if any, for such Distribution Date and (b) the denominator of which is the product of (i) the sum of (a) the aggregate Stated Principal balance of the Mortgage Loans for the immediately preceding Distribution Date (or as of the Cut-Off Date for the first Distribution Date) and (b) any amounts on deposit in the Pre-Funding Account, and (ii) the actual number of days in the immediately preceding Interest Accrual Period divided by 360.

Additional Negative Amortization Principal Amount:
For any Distribution Date, the Additional Negative Amortization Principal Amount will be allocated among the classes of the Class A, Class M and Class B Certificates in an amount equal to the excess, if any, for each such class of:

•  the amount of interest that accrued on such class of certificates at its respective Pass-Through Rate during the related Accrual Period related to that Distribution Date, over
•  the amount of current interest that would have accrued had the Pass-Through Rate for that class of Certificates equaled the Adjusted Cap Rate for that Distribution Date.

Any Additional Negative Amortization Amount allocated to a class of certificates will be added to the Certificate Principal Balance for that class of certificates.

Adjusted Rate Cap:
For any Distribution Date, the excess of:

•  the related Net Rate Cap for that Distribution Date, over
•  a fraction, expressed as a percentage (I) the numerator of which is equal to the product of (a) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related Accrual Period, and (b) the amount of Additional Negative Amortization Principal Amount for the Mortgage Loans for that Distribution Date, and (II) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to the principal prepayments in the Prepayment Period related to that prior Distribution Date) plus any amounts in the Prefunding Account.

Principal Remittance Amount:
For any Distribution Date, the sum of (a) the principal portion of all scheduled monthly payments on the Mortgage Loans on the related due date (to the extent received or advanced), (b) the principal portion of all proceeds of the repurchase of mortgage loans during the preceding calendar month; and (c) the principal portion of all other unscheduled collections received during the preceding calendar month in respect of the related mortgage loans; minus (d) the Negative Amortization Amount  for that Distribution Date and (e) fees payable to, and other amounts reimbursable to, the Trustee, the Master Servicer, the Securities Administrator, the Servicer or the Custodian, as applicable, to the extent not paid or reimbursed from the Interest Remittance Amount for such Distribution Date.

Principal Distribution Amount:
For any Distribution Date, the sum of (a) the Principal Remittance Amount, (b) the Overcollateralization Increase Amount and (c) amounts transferred from the Pre-funding Account following the end of the Pre-funding Period less (d) the Overcollateralization Release Amount.

Interest Remittance Amount
For any Distribution Date, the sum of (a) the interest portion of all scheduled monthly payments on the Mortgage Loans on the related due date (to the extent received or advanced), (b) the interest portion of all proceeds of the repurchase of mortgage loans during the preceding calendar month; (c) the interest portion of all other unscheduled collections received during the preceding calendar month in respect of the related mortgage loans; (d) compensating interest payments by the Master Servicer or the Servicer, as applicable; and (e) amounts received from the interest coverage account relating to the pre-funding feature; minus (f) fees payable to, and other amounts reimbursable to, the Trustee, the Master Servicer, the Securities Administrator, the Servicer or the Custodian, as applicable.

Net Monthly Excess Cashflow:
For any Distribution Date, the sum of (a) the amount of the Interest Remittance Amount remaining, as described in clause (xi) under “Interest Payments”,  (b) the amount of the Principal Distribution Amount remaining as described in clause 1(iii) or clause (2)(xi) under “Principal Distributions” and (c) the Overcollateralization Release Amount.

Overcollateralization Increase Amount:
For any Distribution Date, the lesser of (i) the Net Monthly Excess Cashflow for such Distribution Date and (ii) the excess, if any, of (a) the Overcollateralization Target Amount over (b) the Overcollateralization Amount on such Distribution Date after taking into account distribution to the Certificates of the Principal Remittance Amount on such Distribution Date.

Overcollateralization Amount:
For any Distribution Date, the amount, if any, by which (i) the aggregate principal balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, including Realized Losses on the Mortgage Loans incurred during the related Prepayment Period) plus amounts on deposit in the pre-funding account exceeds (ii) the aggregate Certificate Principal Balance of the Offered Certificates as of such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on these Certificates on such Distribution Date).

Overcollateralization Release Amount:

For any Distribution Date, an amount equal to the lesser of (x) the Principal Remittance Amount with respect to the Mortgage Loans for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount (after giving effect to distributions in respect of the Principal Remittance Amount with respect to the Mortgage Loans to be made on such Distribution Date) for such Distribution Date over (ii) the Overcollateralization Target Amount for such Distribution Date.

Overcollateralization Target Amount:
With respect to any Distribution Date (a) prior to the Stepdown Date, an amount equal to 1.30% of the sum of (i) aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and (ii) the original Prefunding Amount, and (b) on or after the Stepdown Date, the greater of (i) (x) for any Distribution Date prior to the Distribution Date in September 2013, an amount equal to 3.25% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (y) for any Distribution Date on or after the Distribution Date in September 2013, an amount equal to 2.60% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (ii) the OC Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will be the Overcollateralization Target Amount as in effect for the prior Distribution Date.

OC Floor:	The sum of (i) 0.50% of the sum of (i) aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and (ii) the original Prefunding Amount.
Basis Risk Shortfall Carryforward Amount and Net WAC Shortfall Carryforward Amount:
For any Distribution Date for any class of the Offered Certificates, the sum of (i) if on such Distribution Date the Pass-Through Rate for the related Certificates is based on the Net Rate Cap, the excess, if any, of (a) the interest that would have been payable had the Pass-Through Rate for the related Certificates been calculated at the applicable LIBOR-based rate, over (b) interest calculated at the Net Rate Cap and (ii) any such amounts remaining unpaid from prior Distribution Dates with interest thereon at the Pass-Through Rate for such Distribution Date to the extent previously unreimbursed by Net Monthly Excess Cashflow.

Stepdown Date:
The earlier to occur of (i) the first Distribution Date following the Distribution Date on which the aggregate Certificate Principal Balance  of the Class A Certificates has been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in August 2010 and (y) the first Distribution Date on which the Credit Enhancement Percentage for the Class A Certificates (calculated for this purpose only after taking into account distributions of principal on the mortgage loans, but prior to any distribution of the Principal Distribution Amount to the holders of the Certificates then entitled to distributions of principal on such Distribution Date) is greater than or equal to (i) prior to the Distribution Date in September 2013 approximately [27.125]% and (ii) on or after the Distribution Date in September 2013 approximately [21.700]%.

Trigger Event:
A “Trigger Event,” with respect to each Distribution Date on or after the Stepdown Date, exists if (i) the Cumulative Loss Test has been violated or (ii) the three-month rolling average an amount (expressed as a percent) equal to the sum of the aggregate Stated Principal Balances of the Mortgage Loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties over  the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related due period, plus amounts on deposit in the pre-funding account as of the last day of the related due period equals or exceeds, for any Distribution Date on or prior to September 2012, [    ]%, and for any Distribution Date after the Distribution Date in September 2012,     [    ]% of  the aggregate amount of the Class M and Class B Certificates plus the Overcollateralization Amount.

Cumulative Loss Test:
The Cumulative Loss Test is violated on any Distribution Date if the aggregate amount of realized losses incurred on the Mortgage Loans since the Cut-off Date through the last day of the related Due Period (as reduced by subsequent recoveries) divided by the sum of (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date and (ii) the original Prefunding Amount exceeds the applicable percentages set forth below with respect to such Distribution Date.
Group I:
Distribution Date:                 Percentage
September 2009 and August 2010                            [     ]%
September 2010 and August 2011:                           [     ]%
September 2011 and August 2012:                           [     ]%
September 2012 and August 2013:                           [     ]%
September 2013 and thereafter:                             [     ]%

Pre-funding Amount:
The amount deposited by the depositor in the Pre-Funding Account on the Closing Date for the subsequent mortgage loans, which is an amount up to 25% of the aggregate certificate principal balance of the Certificates.

Pre-funding Period:	The period from the Closing Date up to and including November 15, 2007 in which the seller may purchase subsequent mortgage loans for inclusion in the trust with amounts in the Pre-funding Account.

Priority of Payments:	Payments on the Certificates will be made on the 25th day of each month (or the next business day), as described below.:

Interest Payments:

On each Distribution Date, the Interest Remittance Amount will be distributed in the following priority (in each case, to the extent remaining):

i.	On a pro rata basis, to the holders of the Class A Certificates, the related Accrued Interest for each such class;
ii.	To the holders of the Class M-1 Certificates, the Accrued Interest for such class;
iii.	To the holders of the Class M-2 Certificates, the Accrued Interest for such class;
iv.	To the holders of the Class M-3 Certificates, the Accrued Interest for such class;
v.	To the holders of the Class M-4 Certificates, the Accrued Interest for such class;
vi.	To the holders of the Class M-5 Certificates, the Accrued Interest for such class;
vii.	To the holders of the Class M-6 Certificates, the Accrued Interest for such class;
viii.	To the holders of the Class B-1 Certificates, the Accrued Interest for such class;
ix.	To the holders of the Class B-2 Certificates, the Accrued Interest for such class;
x.	To the holders of the Class B-3 Certificates, the Accrued Interest for such class; and
xi.	Any remainder (to the extent not included as part of the Principal Distribution Amount) to be included as Net Monthly Excess Cashflow as described below.

Principal Distributions:
1.         Prior to the Stepdown Date or on which a Trigger Event is in effect:
i.
To the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, the Principal Distribution Amount shall be allocated concurrently, on a pro rata basis, based on (x) the aggregate Certificate Principal Balance of the Class A-1, Class A-2 and Class A-3 Certificates and (y) the aggregate Certificates Principal Balance of the Class A-4 Certificates and Class A-5 Certificates, (i) concurrently and pro rata to the Class A-1, Class A-2 and Class A-3 Certificates until the Certificate Principal Balance  of each such class has been reduced to zero, and (ii) sequentially, to the Class A-4 Certificates and Class A-5 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;

ii.
From any remaining Principal Distribution Amount, sequentially to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, from remaining principal collections derived from the Mortgage Loans, until the Certificate Principal Balance of such class has been reduced to zero; and

iii.	Any remainder as part of Net Monthly Excess Cashflow as described below.

2.         On or after the Stepdown Date on which a Trigger Event is not in effect:
i.
To the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, the Class A Principal Distribution Amount shall be allocated concurrently, on a pro rata basis, based on (x) the aggregate Certificate Principal Balance of the Class A-1, Class A-2 and Class A-3 Certificates and (y) the aggregate Certificates Principal Balance of the Class A-4 Certificates and Class A-5 Certificates, (i) concurrently and pro rata to the Class A-1, Class A-2 and Class A-3 Certificates until the Certificate Principal Balance  of each such class has been reduced to zero, and (ii) sequentially, to the Class A-4 Certificates and Class A-5 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;

ii.	To the holders of the Class M-1 Certificates, Class M-1 Principal Distribution Amount until the Certificate Principal Balance of such class has been reduced to zero;
iii.	To the holders of the Class M-2 Certificates, Class M-2 Principal Distribution Amount until the Certificate Principal Balance of such class has been reduced to zero;
iv.	To the holders of the Class M-3 Certificates, Class M-3 Principal Distribution Amount until the Certificate Principal Balance of such class has been reduced to zero;
v.	To the holders of the Class M-4 Certificates, Class M-4 Principal Distribution Amount until the Certificate Principal Balance of such class has been reduced to zero;
vi.	To the holders of the Class M-5 Certificates, Class M-5 Principal Distribution Amount until the Certificate Principal Balance of such class has been reduced to zero;
vii.	To the holders of the Class M-6 Certificates, Class M-6 Principal Distribution Amount until the Certificate Principal Balance of such class has been reduced to zero;
viii.	To the holders of the Class B-1 Certificates, Class B-1 Principal Distribution Amount until the Certificate Principal Balance of such class has been reduced to zero;
ix.	To the holders of the Class B-2 Certificates, Class B-2 Principal Distribution Amount until the Certificate Principal Balance of such class has been reduced to zero;
x.	To the holders of the Class B-3 Certificates, Class B-3 Principal Distribution Amount until the Certificate Principal Balance of such class has been reduced to zero; and
xi.	Any remainder as part of Net Monthly Excess Cashflow as described below.

Net Monthly Excess Cashflow:

On each Distribution Date,
Net Monthly Excess Cashflow will be distributed as follows:
i.
To the holders of the Offered Certificates in an amount equal to the Overcollateralization Increase Amount, payable to such holders as part of the Principal Distribution Amount in the same priority as described under “Principal Distributions” above, to restore and maintain the Overcollateralization Target Amount;

ii.	To the Class A Certificates, concurrently and pro rata (except sequentially amount the Class A-1, A-2 and Class A-3 Certificates), any Allocated Realized Loss Amount for such Certificates;
iii.	To the Class M-1 Certificates, any Allocated Realized Loss Amount on the Class M-1 Certificates;
iv.	To the Class M-2 Certificates, any Allocated Realized Loss Amount on the Class M-2 Certificates;
v.	To the Class M-3 Certificates, any Allocated Realized Loss Amount on the Class M-3 Certificates;
vi.	To the Class M-4 Certificates, any Allocated Realized Loss Amount on the Class M-4 Certificates;
vii.	To the Class M-5 Certificates, any Allocated Realized Loss Amount on the Class M-5 Certificates;
viii.	To the Class M-6 Certificates, any Allocated Realized Loss Amount on the Class M-6 Certificates;
ix.	To the Class B-1 Certificates, any Allocated Realized Loss Amount on the Class B-1 Certificates;
x.	To the Class B-2 Certificates, any Allocated Realized Loss Amount on the Class B-2 Certificates;
xi.	To the Class B-3 Certificates, any Allocated Realized Loss Amount on the Class B-3 Certificates;
xii.
Concurrently, to each class of Class A Certificates any Basis Risk Shortfall Carryforward Amount due to such classes, pro rata based on the amount of Basis Risk  Shortfall Carryforward Amount due such classes; and then sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class B-1, Class B-2 and Class B-3 Certificates, in that order, any Basis Risk Shortfall Carryforward Amount due to such classes; and

xiii.	To the holders of the Class C Certificates, as provided in the pooling and servicing agreement.

Class A Principal Distribution Amount:
For any applicable Distribution Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the lesser of (A) the Principal Distribution Amount for such Distribution Date and (B)the excess, if any, of (x) the aggregate Certificate Principal Balance  of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately [27.125]% prior to the Distribution Date in July 2013 and [21.700]% on or after the Distribution Date on July 2013 and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the related OC Floor.

Class M-1 Principal Distribution Amount:
For any applicable Distribution Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that Distribution Date after payment of the Class A Principal Distribution Amount and (y) the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance  of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount for such Distribution Date) and (2) the Certificate Principal Balance  of the Class M-1 Certificates immediately prior to such Distribution Date, over (B) the lesser of (a) the product of (i) approximately [19.250]% prior to the Distribution Date in July 2013 and [15.400]% on or after the Distribution Date on July 2013 and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period, and (b) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period minus the related  OC Floor.

Class M-2 Principal Distribution Amount:
For any applicable Distribution Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that Distribution Date after payment of the Class A Principal Distribution Amount and the Class M-1 Principal Distribution Amount and (y) the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance  of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount for such Distribution Date), (2) the Certificate Principal Balance  of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount for such Distribution Date) and (3) the Certificate Principal Balance  of the Class M-2 Certificates immediately prior to such Distribution Date, over (B) the lesser of (a) the product of (i) approximately [14.500]% prior to the Distribution Date in September 2013 and [11.600]% on or after the Distribution Date on September 2013 and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period, and (b) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period minus the related OC Floor.

Class M-3 Principal Distribution Amount:
For any applicable Distribution Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that Distribution Date after payment of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount and (y) the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance  of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount for such Distribution Date), (2) the Certificate Principal Balance  of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount for such Distribution Date), (3) the Certificate Principal Balance  of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount for such Distribution Date) and (4) the Certificate Principal Balance  of the Class M-3 Certificates immediately prior to such Distribution Date, over (B) the lesser of (a) the product of (i) approximately [13.000]% prior to the Distribution Date in September 2013 and [10.400]% on or after the Distribution Date on September 2013 and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period, and (b) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period minus the related OC Floor.

Class M-4 Principal Distribution Amount:
 For any applicable Distribution Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that Distribution Date after payment of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount and (y) the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance  of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount for such Distribution Date), (2) the Certificate Principal Balance  of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount for such Distribution Date), (3) the Certificate Principal Balance  of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount for such Distribution Date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount for such Distribution Date and (5) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date, over (B) the lesser of (a) the product of (i) approximately [9.500]% prior to the Distribution Date in September 2013 and [7.600]% on or after the Distribution Date on September 2013 and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period, and (b) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period minus the related OC Floor.

Class M-5 Principal Distribution Amount:
 For any applicable Distribution Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that Distribution Date after payment of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount and the Class M-4 Principal Distribution Amount and (y) the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount for such Distribution Date), (2) the Certificate Principal Balance  of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount for such Distribution Date), (3) the Certificate Principal Balance  of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount for such Distribution Date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount for such Distribution Date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount for such Distribution Date) and (6) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date, over (B) the lesser of (a) the product of (i) approximately [8.250]% prior to the Distribution Date in September 2013 and [6.600]% on or after the Distribution Date on September 2013 and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period, and (b) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period minus the related OC Floor.

Class M-6 Principal Distribution Amount:
 For any applicable Distribution Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that Distribution Date after payment of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount and the Class M-5 Principal Distribution Amount and (y) the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount for such Distribution Date), (2) the Certificate Principal Balance  of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount for such Distribution Date), (3) the Certificate Principal Balance  of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount for such Distribution Date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount for such Distribution Date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount for such Distribution Date), (6) the Certificate Principal balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount for such Distribution Date) and (7) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date, over (B) the lesser of (a) the product of (i) approximately [7.000]% prior to the Distribution Date in September 2013 and [5.600]% on or after the Distribution Date on September 2013 and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period, and (b) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period minus the related OC Floor.

Class B-1 Principal Distribution Amount:
 For any applicable Distribution Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that Distribution Date after payment of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount and the Class M-6 Principal Distribution Amount and (y) the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount for such Distribution Date), (2) the Certificate Principal Balance  of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount for such Distribution Date), (3) the Certificate Principal Balance  of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount for such Distribution Date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount for such Distribution Date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount for such Distribution Date), (6) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount for such Distribution Date), (7) the Certificates Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount for such Distribution Date), and (8) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date, over (B) the lesser of (a) the product of (i) approximately [5.750]% prior to the Distribution Date in September 2013 and [4.600]% on or after the Distribution Date on September 2013 and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period, and (b) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period minus the related OC Floor.

Class B-2 Principal Distribution Amount:
 For any applicable Distribution Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that Distribution Date after payment of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount and the Class B-1 Principal Distribution Amount and (y) the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount for such Distribution Date), (2) the Certificate Principal Balance  of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount for such Distribution Date), (3) the Certificate Principal Balance  of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount for such Distribution Date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount for such Distribution Date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount for such Distribution Date), (6) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount for such Distribution Date), (7) the Certificates Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount for such Distribution Date), (8) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount for such Distribution Date), and (9) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date, over (B) the lesser of (a) the product of (i) approximately [4.500]% prior to the Distribution Date in September 2013 and [3.600]% on or after the Distribution Date on September 2013 and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period, and (b) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period minus the related OC Floor.

Class B-3 Principal Distribution Amount:
 For any applicable Distribution Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that Distribution Date after payment of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount, the Class B-1 Principal Distribution Amount  and the Class B-2 Principal Distribution Amount and (y) the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount for such Distribution Date), (2) the Certificate Principal Balance  of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount for such Distribution Date), (3) the Certificate Principal Balance  of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount for such Distribution Date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount for such Distribution Date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount for such Distribution Date), (6) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount for such Distribution Date), (7) the Certificates Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount for such Distribution Date), (8) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount for such Distribution Date), (9) the Certificate Principal Distribution Amount of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount for such Distribution Date), and (10) the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date, over (B) the lesser of (a) the product of (i) approximately [3.250]% prior to the Distribution Date in September 2013 and [2.600]% on or after the Distribution Date on September 2013 and (ii) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period, and (b) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period minus the related OC Floor.

Realized Losses:	Any loss on a mortgage loan attributable to the mortgagor’s failure to make any payment of principal or interest as required under the mortgage note.
Allocation of Losses:
Any Realized Losses on the related mortgage loans will be allocated on any Distribution Date; first, to the Net Monthly Excess Cashflow, by an increase in the Overcollateralization Increase Amount for that Distribution Date; second, in reduction of the Overcollateralization Amount, until reduced to zero. Following the reduction of the Overcollateralization Amount to zero, Realized Losses on the related mortgage loans will generally be allocated sequentially to the related Class B Certificates in reverse numerical order, until the Certificate Principal Balances thereof are reduced to zero, then to the Class M Certificates in reverse numerical order until the Certificate Principal Balances thereof are reduced to zero, and then concurrently to the Class A Certificates with Realized Losses allocable to the Class A-1, Class A-2 and Class A-3 allocated to such classes in reverse numerical order, until the Certificate Principal Balances thereof are reduced to zero.

Once Realized Losses have been allocated to any class of Certificates such amounts with respect to such Certificates will no longer accrue interest; however, such amounts may be reinstated thereafter to the extent of related funds available from related Net Monthly Excess Cashflow.

Allocated Realized Loss Amount:
With respect to the Certificates and any Distribution Date, an amount equal to the sum of any Realized Losses allocated to that class of Certificates on that Distribution Date and any Allocated Realized Loss Amount for that class remaining unpaid from the previous Distribution Dates, in each case, with interest thereon at the applicable Pass-Through Rate for such Distribution Date for such class for the related Accrual Period.

EXHIBITS

Collateral Summary

Current Principal Balances for the Mortgage Loans(1)

CURRENT BALANCE ($)	PERCENT OF OVERALL CURRENT BALANCE (%)	WEIGHTED AVERAGE CURRENT GROSS COUPON (%)	NON-ZERO WEIGHTED AVERAGE FICO SCORE	AVERAGE CURRENT BALANCE ($)	WEIGHTED AVERAGE LOAN TO VALUE (%)	PERCENT FULL DOC (%)	PERCENT IO (%)
0 - 50,000	0.01	9.454	732	45,659	86.52	64.32	0.00
50,001 - 100,000	0.55	8.714	725	78,722	74.78	45.47	0.98
100,001 - 150,000	2.18	8.825	710	129,251	78.09	37.50	0.00
150,001 - 200,000	5.50	8.916	713	177,548	82.50	31.26	0.24
200,001 - 250,000	8.34	9.022	705	225,867	83.90	24.96	0.19
250,001 - 300,000	9.90	9.083	708	274,183	84.82	23.15	0.42
300,001 - 350,000	9.34	9.123	705	324,764	85.15	23.16	0.27
350,001 - 400,000	9.17	9.186	702	373,946	86.65	19.38	0.30
400,001 - 450,000	8.48	9.172	700	424,331	85.82	19.70	0.00
450,001 - 500,000	10.00	9.083	704	477,216	85.96	16.29	0.00
500,001 - 550,000	5.98	9.028	713	522,931	86.71	10.61	0.00
550,001 - 600,000	5.48	9.074	711	574,849	85.05	15.14	0.00
600,001 - 650,000	6.24	9.157	710	629,513	87.37	10.00	0.00
650,001 - 700,000	1.94	8.603	724	675,099	77.98	2.55	0.00
700,001 - 750,000	1.33	8.558	727	732,169	80.02	0.00	0.00
750,001 - 800,000	1.07	8.564	706	784,028	73.82	0.00	0.00
800,001 - 850,000	0.92	8.610	707	814,379	77.74	6.75	0.00
850,001 - 900,000	1.19	8.539	719	875,071	76.03	11.00	0.00
900,001 - 950,000	0.77	8.515	707	921,003	78.68	0.00	0.00
950,001 - 1,000,000	1.78	8.426	711	981,962	71.90	12.22	4.20
1,000,001 - 1,100,000	0.97	8.442	730	1,067,192	70.28	0.00	0.00
1,100,001 - 1,200,000	1.32	8.305	697	1,161,757	72.29	13.20	0.00
1,200,001 - 1,300,000	0.57	8.823	717	1,262,406	77.20	34.00	16.95
1,300,001 - 1,400,000	0.61	8.555	695	1,346,721	73.23	0.00	0.00
1,400,001 - 1,500,000	1.11	8.241	705	1,461,346	73.58	10.26	10.06
1,500,001 +	5.25	8.615	712	2,313,344	67.62	6.34	2.71
TOTAL	100.00	8.979	708	369,844	82.88	17.77	0.55
(1)  As of the Cut-off Date, the average principal balance of the Mortgage Loans was approximately $369,844.
The maximum balance of the Mortgage Loans was approximately $5,037,500.

Gross Coupons for the Mortgage Loans(1)

GROSS COUPON (%)	PERCENT OF OVERALL CURRENT BALANCE (%)	WEIGHTED AVERAGE CURRENT GROSS COUPON (%)	NON-ZERO WEIGHTED AVERAGE FICO SCORE	AVERAGE CURRENT BALANCE ($)	WEIGHTED AVERAGE LOAN TO VALUE (%)	PERCENT FULL DOC (%)	PERCENT IO (%)
7.000 - 7.499	0.44	7.380	739	359,553	72.17	45.26	0.00
7.500 - 8.499	22.39	8.133	719	401,540	76.07	17.15	1.71
8.500 +	77.17	9.233	705	361,619	84.92	17.80	0.22
TOTAL	100.00	8.979	708	369,844	82.88	17.77	0.55
(1)   As of the Cut-off Date, the weighted average gross mortgage rate of the Mortgage Loans was approximately 8.979%.

Gross Margins of the Mortgage Loans(1)

GROSS MARGIN (%)	PERCENT OF OVERALL CURRENT BALANCE (%)	WEIGHTED AVERAGE CURRENT GROSS COUPON (%)	NON-ZERO WEIGHTED AVERAGE FICO SCORE	AVERAGE CURRENT BALANCE ($)	WEIGHTED AVERAGE LOAN TO VALUE (%)	PERCENT FULL DOC (%)	PERCENT IO (%)
2.000 - 2.249	0.07	7.182	698	230,276	80.90	41.53	0.00
2.250 - 2.499	0.37	7.418	746	402,646	70.51	45.97	0.00
2.500 - 2.749	1.65	7.652	714	435,514	76.97	19.50	6.75
2.750 - 2.999	5.29	7.897	713	406,088	75.95	22.20	1.71
3.000 - 3.249	7.51	8.139	722	453,283	74.27	12.26	0.25
3.250 - 3.499	8.37	8.390	721	361,300	77.99	20.31	1.96
3.500 - 3.749	15.74	8.643	714	391,651	76.65	13.26	0.91
3.750 - 3.999	15.91	8.877	706	368,237	78.76	13.96	0.00
4.000 - 4.249	10.46	9.133	710	336,369	84.10	21.75	0.00
4.250 - 4.499	11.96	9.400	724	360,775	91.93	20.58	0.00
4.500 - 4.749	8.33	9.632	698	355,224	91.72	27.50	0.00
4.750 - 4.999	9.49	9.891	677	341,803	91.92	20.79	0.29
5.000 +	4.86	10.211	671	352,703	91.16	3.08	0.00
TOTAL	100.00	8.979	708	369,844	82.88	17.77	0.55
(1)           As of the Cut-off Date, the non-zero weighted average gross margin of the Mortgage Loans was approximately 3.950%.

Maximum Mortgage Rates of the Mortgage Loans(1)

MAX INTEREST RATE (%)	PERCENT OF OVERALL CURRENT BALANCE (%)	WEIGHTED AVERAGE CURRENT GROSS COUPON (%)	NON-ZERO WEIGHTED AVERAGE FICO SCORE	AVERAGE CURRENT BALANCE ($)	WEIGHTED AVERAGE LOAN TO VALUE (%)	PERCENT FULL DOC (%)	PERCENT IO (%)
9.751 - 10.250	40.53	8.502	706	447,471	73.81	10.24	0.43
10.251 - 10.750	59.37	9.305	709	330,640	89.08	22.86	0.64
10.751 - 11.250	0.06	8.493	744	378,347	75.07	86.29	0.00
12.251 - 12.750	0.04	8.829	690	463,500	90.00	0.00	0.00
TOTAL	100.00	8.979	708	369,844	82.88	17.77	0.55
(1)    As of the Cut-off Date, the non-zero weighted average Maximum Mortgage Rate of the Mortgage Loans was approximately 10.285%.

Periodic Rate Caps of the Mortgage Loans

PERIODIC RATE CAP (%)	PERCENT OF OVERALL CURRENT BALANCE (%)	WEIGHTED AVERAGE CURRENT GROSS COUPON (%)	NON-ZERO WEIGHTED AVERAGE FICO SCORE	AVERAGE CURRENT BALANCE ($)	WEIGHTED AVERAGE LOAN TO VALUE (%)	PERCENT FULL DOC (%)	PERCENT IO (%)
Uncapped	100.00	8.979	708	369,844	82.88	17.77	0.55
TOTAL	100.00	8.979	708	369,844	82.88	17.77	0.55

Original Terms to Maturity of the Mortgage Loans(1)

ORIGINAL TERM (months)	PERCENT OF OVERALL CURRENT BALANCE (%)	WEIGHTED AVERAGE CURRENT GROSS COUPON (%)	NON-ZERO WEIGHTED AVERAGE FICO SCORE	AVERAGE CURRENT BALANCE ($)	WEIGHTED AVERAGE LOAN TO VALUE (%)	PERCENT FULL DOC (%)	PERCENT IO (%)
360	36.39	8.857	706	356,460	81.59	17.61	1.52
480	63.61	9.049	709	377,962	83.63	17.87	0.00
TOTAL	100.00	8.979	708	369,844	82.88	17.77	0.55
(1)      As of the Cut-off Date,  the weighted average original stated term to maturity of the Mortgage Loans was approximately 436 months.

Remaining Terms to Maturity of the Mortgage Loans(1)

REMAINING TERM (months)	PERCENT OF OVERALL CURRENT BALANCE (%)	WEIGHTED AVERAGE CURRENT GROSS COUPON (%)	NON-ZERO WEIGHTED AVERAGE FICO SCORE	AVERAGE CURRENT BALANCE ($)	WEIGHTED AVERAGE LOAN TO VALUE (%)	PERCENT FULL DOC (%)	PERCENT IO (%)
354	0.33	8.266	730	1,082,349	72.82	0.00	0.00
355	0.70	9.370	709	383,860	90.49	13.35	0.00
356	3.95	8.987	709	334,262	87.89	27.05	0.49
357	10.11	8.872	705	364,938	81.75	18.93	1.91
358	17.24	8.832	705	353,295	80.18	16.85	1.38
359	4.07	8.759	702	348,933	80.22	10.49	2.54
474	0.19	9.151	701	495,478	86.97	72.77	0.00
475	0.95	9.092	738	483,924	85.58	23.19	0.00
476	8.63	9.196	716	387,959	89.51	26.67	0.00
477	17.28	9.092	707	362,952	83.72	19.06	0.00
478	30.07	8.989	708	378,422	82.22	15.06	0.00
479	6.49	9.005	707	390,128	81.67	13.64	0.00
TOTAL	100.00	8.979	708	369,844	82.88	17.77	0.55
(1)       As of the Cut-off Date, the weighted average remaining stated term to maturity of the Mortgage Loans was approximately 434 months.

Months to Next Rate Adjustment of the Mortgage Loans(1)

MONTHS TO NEXT RATE ADJ	PERCENT OF OVERALL CURRENT BALANCE (%)	WEIGHTED AVERAGE CURRENT GROSS COUPON (%)	NON-ZERO WEIGHTED AVERAGE FICO SCORE	AVERAGE CURRENT BALANCE ($)	WEIGHTED AVERAGE LOAN TO VALUE (%)	PERCENT FULL DOC (%)	PERCENT IO (%)
1	99.98	8.979	708	369,977	82.88	17.76	0.55
4	0.02	9.029	679	215,280	90.00	100.00	0.00
9	0.00	8.929	766	50,386	80.00	0.00	0.00
TOTAL	100.00	8.979	708	369,844	82.88	17.77	0.55
(1)       As of the Cut-off Date, the non-zero weighted average months to the next rate adjustment of the Mortgage Loans was approximately 1 month.

Rate Adjustment Frequency of the Mortgage Loans

RATE ADJ FREQ (months)	PERCENT OF OVERALL CURRENT BALANCE (%)	WEIGHTED AVERAGE CURRENT GROSS COUPON (%)	NON-ZERO WEIGHTED AVERAGE FICO SCORE	AVERAGE CURRENT BALANCE ($)	WEIGHTED AVERAGE LOAN TO VALUE (%)	PERCENT FULL DOC (%)	PERCENT IO (%)
1	100.00	8.979	708	369,844	82.88	17.77	0.55
TOTAL	100.00	8.979	708	369,844	82.88	17.77	0.55

Date of Next Rate Change of the Mortgage Loans

NEXT RATE CHANGE DATE	PERCENT OF OVERALL CURRENT BALANCE (%)	WEIGHTED AVERAGE CURRENT GROSS COUPON (%)	NON-ZERO WEIGHTED AVERAGE FICO SCORE	AVERAGE CURRENT BALANCE ($)	WEIGHTED AVERAGE LOAN TO VALUE (%)	PERCENT FULL DOC (%)	PERCENT IO (%)
8/1/2007	99.98	8.979	708	369,977	82.88	17.76	0.55
12/1/2007	0.02	9.029	679	215,280	90.00	100.00	0.00
5/1/2008	0.00	8.929	766	50,386	80.00	0.00	0.00
TOTAL	100.00	8.979	708	369,844	82.88	17.77	0.55

Lien Position of the Mortgage Loans

LIEN POSITION	PERCENT OF OVERALL CURRENT BALANCE (%)	WEIGHTED AVERAGE CURRENT GROSS COUPON (%)	NON-ZERO WEIGHTED AVERAGE FICO SCORE	AVERAGE CURRENT BALANCE ($)	WEIGHTED AVERAGE LOAN TO VALUE (%)	PERCENT FULL DOC (%)	PERCENT IO (%)
First Lien	100.00	8.979	708	369,844	82.88	17.77	0.55
TOTAL	100.00	8.979	708	369,844	82.88	17.77	0.55

Original and Combined Loan to Value of the Mortgage Loans(1)

ORIGINAL LTV/CLTV (%)	PERCENT OF OVERALL CURRENT BALANCE (%)	WEIGHTED AVERAGE CURRENT GROSS COUPON (%)	NON-ZERO WEIGHTED AVERAGE FICO SCORE	AVERAGE CURRENT BALANCE ($)	WEIGHTED AVERAGE LOAN TO VALUE (%)	PERCENT FULL DOC (%)	PERCENT IO (%)	PERCENT STATED DOC (%)
LTV (First Lien)	100.00	8.979	708	369,844	82.88	17.77	0.55	82.23
0.00 - 30.00	0.12	8.512	735	154,824	24.09	0.00	0.00	100.00
30.01 - 40.00	0.35	8.452	719	220,056	34.49	4.02	0.00	95.98
40.01 - 50.00	1.67	8.378	719	416,045	47.26	11.15	0.93	88.85
50.01 - 55.00	0.86	8.531	720	368,014	52.84	9.97	0.00	90.03
55.01 - 60.00	1.81	8.532	707	412,171	58.49	8.11	0.00	91.89
60.01 - 65.00	3.35	8.481	713	527,531	64.04	3.58	0.00	96.42
65.01 - 70.00	6.76	8.531	693	507,480	69.15	1.72	3.22	98.28
70.01 - 75.00	12.38	8.654	703	395,131	74.24	5.97	1.68	94.03
75.01 - 80.00	19.81	8.530	716	382,785	79.40	18.20	0.07	81.80
80.01 - 85.00	2.39	9.095	703	322,194	83.79	15.37	0.23	84.63
85.01 - 90.00	25.41	9.383	699	330,880	89.50	13.72	0.10	86.28
90.01 - 95.00	21.01	9.374	711	373,094	94.63	23.15	0.11	76.85
95.01 - 99.99	0.52	9.357	734	298,319	97.68	92.80	0.00	7.20
100.00 +	3.56	9.260	739	290,239	100.00	100.00	1.32	0.00
CLTV (First Lien)	100.00	8.979	708	369,844	82.88	17.77	0.55	82.23
0.00 - 75.00	26.90	8.575	704	422,722	67.57	5.24	1.64	94.76
75.01 - 80.00	19.33	8.523	717	387,017	79.28	16.95	0.07	83.05
80.01 - 85.00	2.50	9.088	703	324,208	83.62	16.40	0.22	83.60
85.01 - 90.00	26.17	9.358	699	332,535	89.18	14.38	0.09	85.62
90.01 - 95.00	21.02	9.374	711	372,787	94.62	23.19	0.11	76.81
95.01 - 100.00	4.08	9.273	738	291,243	99.71	99.08	1.15	0.92
(1)	As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 82.88% and the weighted average Combined Loan-to-Value was approximately 82.99%.

Credit Scores for the Mortgage Loans(1)

FICO SCORE	PERCENT OF OVERALL CURRENT BALANCE (%)	WEIGHTED AVERAGE CURRENT GROSS COUPON (%)	NON-ZERO WEIGHTED AVERAGE FICO SCORE	AVERAGE CURRENT BALANCE ($)	WEIGHTED AVERAGE LOAN TO VALUE (%)	PERCENT FULL DOC (%)	PERCENT IO (%)	PERCENT STATED DOC (%)
N/A - 499	0.15	8.495	0	330,592	74.99	7.33	0.00	92.67
600 - 619	0.07	8.298	617	217,154	62.42	20.34	0.00	79.66
620 - 639	5.22	9.268	630	313,496	82.06	36.59	0.30	63.41
640 - 659	6.89	8.976	649	327,525	79.64	25.43	0.00	74.57
660 - 679	14.45	9.109	670	381,937	80.79	15.53	0.69	84.47
680 - 699	18.59	9.209	689	389,847	84.71	9.03	0.84	90.97
700 - 719	17.27	9.003	709	396,267	84.16	18.09	0.13	81.91
720 - 739	13.19	8.865	729	388,287	84.30	16.09	1.09	83.91
740 - 759	10.18	8.780	748	366,534	83.74	18.34	0.00	81.66
760 - 779	7.26	8.699	769	341,290	82.92	21.38	0.26	78.62
780 - 799	5.07	8.621	788	345,587	78.60	21.52	1.92	78.48
800 - 819	1.64	8.650	807	322,869	81.86	24.65	0.00	75.35
820 - 839	0.02	7.679	823	320,000	53.33	0.00	0.00	100.00
TOTAL	100.00	8.979	708	369,844	82.88	17.77	0.55	82.23
(1)      As of the Cut-off Date, the non-zero weighted average FICO Credit Score of the Mortgage Loans was approximately 708.

Documentation Programs of the Mortgage Loans

DOCUMENTATION	PERCENT OF OVERALL CURRENT BALANCE (%)	WEIGHTED AVERAGE CURRENT GROSS COUPON (%)	NON-ZERO WEIGHTED AVERAGE FICO SCORE	AVERAGE CURRENT BALANCE ($)	WEIGHTED AVERAGE LOAN TO VALUE (%)	PERCENT FULL DOC (%)	PERCENT IO (%)	PERCENT STATED DOC (%)
Full/Alternative	17.77	8.990	707	292,449	89.18	100.00	0.58	0.00
Stated Income	72.60	8.989	709	404,618	82.69	0.00	0.62	100.00
Stated/Stated	9.63	8.878	703	318,964	72.76	0.00	0.00	100.00
TOTAL	100.00	8.979	708	369,844	82.88	17.77	0.55	82.23

Occupancy Types for the Mortgage Loans

OCCUPANCY	PERCENT OF OVERALL CURRENT BALANCE (%)	WEIGHTED AVERAGE CURRENT GROSS COUPON (%)	NON-ZERO WEIGHTED AVERAGE FICO SCORE	AVERAGE CURRENT BALANCE ($)	WEIGHTED AVERAGE LOAN TO VALUE (%)	PERCENT FULL DOC (%)	PERCENT IO (%)	PERCENT STATED DOC (%)
Investor	11.55	8.671	720	264,498	76.35	22.35	2.88	77.65
Owner Occupied	83.20	9.015	705	395,503	83.72	17.04	0.16	82.96
Second Home	5.25	9.082	723	321,012	83.96	19.28	1.73	80.72
TOTAL	100.00	8.979	708	369,844	82.88	17.77	0.55	82.23

Property Types for the Mortgage Loans

PROPERTY TYPE	PERCENT OF OVERALL CURRENT BALANCE (%)	WEIGHTED AVERAGE CURRENT GROSS COUPON (%)	NON-ZERO WEIGHTED AVERAGE FICO SCORE	AVERAGE CURRENT BALANCE ($)	WEIGHTED AVERAGE LOAN TO VALUE (%)	PERCENT FULL DOC (%)	PERCENT IO (%)	PERCENT STATED DOC (%)
2-4 Family	4.17	9.032	710	360,187	81.03	17.45	0.31	82.55
CO-OP	0.08	8.170	738	186,019	74.84	25.71	0.00	74.29
Condominium	11.14	9.007	710	313,167	84.56	14.49	0.92	85.51
PUD	22.28	8.922	709	385,815	84.26	21.68	0.94	78.32
Single Family	62.33	8.991	707	377,654	82.23	16.97	0.37	83.03
TOTAL	100.00	8.979	708	369,844	82.88	17.77	0.55	82.23

Loan Purpose of the Mortgage Loans

PURPOSE	PERCENT OF OVERALL CURRENT BALANCE (%)	WEIGHTED AVERAGE CURRENT GROSS COUPON (%)	NON-ZERO WEIGHTED AVERAGE FICO SCORE	AVERAGE CURRENT BALANCE ($)	WEIGHTED AVERAGE LOAN TO VALUE (%)	PERCENT FULL DOC (%)	PERCENT IO (%)	PERCENT STATED DOC (%)
Cash Out Refinance	44.65	8.854	705	376,994	76.46	15.83	0.40	84.17
Purchase	27.14	9.010	720	349,511	89.66	23.86	0.35	76.14
Rate/Term Refinance	28.22	9.146	700	379,692	86.52	14.98	1.00	85.02
TOTAL	100.00	8.979	708	369,844	82.88	17.77	0.55	82.23

Geographic Distribution of the Mortgaged Properties for the Mortgage Loans

STATE/TERRITORY	PERCENT OF OVERALL CURRENT BALANCE (%)	WEIGHTED AVERAGE CURRENT GROSS COUPON (%)	NON-ZERO WEIGHTED AVERAGE FICO SCORE	AVERAGE CURRENT BALANCE ($)	WEIGHTED AVERAGE LOAN TO VALUE (%)	PERCENT FULL DOC (%)	PERCENT IO (%)
Alabama	0.10	9.401	693	220,519	87.01	53.10	0.00
Alaska	0.11	9.004	699	251,723	87.84	34.46	0.00
Arizona	3.66	8.756	719	345,218	82.65	25.81	0.00
California	36.82	9.035	708	464,231	81.95	9.93	0.00
Colorado	1.37	8.723	720	329,747	80.51	37.64	1.13
Connecticut	0.65	9.143	689	296,896	83.60	31.83	0.00
Delaware	0.38	8.702	712	202,943	86.39	68.52	0.00
District of Columbia	0.31	8.962	682	340,455	79.81	4.32	0.00
Florida	21.25	9.042	704	328,815	83.47	13.21	0.78
Georgia	0.62	8.962	696	281,658	88.65	54.38	0.00
Hawaii	1.36	8.664	709	497,394	76.64	15.17	0.00
Idaho	0.19	8.823	699	250,614	87.41	46.96	0.00
Illinois	3.15	8.796	700	355,978	82.74	19.44	5.46
Indiana	0.09	8.429	732	195,912	96.23	100.00	27.73
Iowa	0.01	9.204	727	130,300	93.07	100.00	0.00
Kansas	0.01	9.654	642	130,000	92.86	100.00	0.00
Kentucky	0.02	8.249	771	78,895	72.32	28.52	0.00
Louisiana	0.11	8.827	696	303,229	85.26	71.33	0.00
Maryland	2.00	9.047	700	338,646	85.83	21.76	0.00
Massachusetts	0.80	9.061	713	377,230	82.16	24.73	0.00
Michigan	1.07	9.052	714	343,939	82.15	24.12	0.00
Minnesota	0.39	8.927	708	245,087	86.32	26.72	7.11
Mississippi	0.02	9.196	715	100,944	85.93	59.29	0.00
Missouri	0.16	9.010	697	261,940	85.19	12.24	0.00
Montana	0.10	8.862	708	266,543	87.70	16.75	0.00
Nevada	2.91	9.095	703	323,404	84.46	22.75	0.00
New Jersey	2.23	9.160	692	372,837	83.89	18.51	0.00
New Mexico	0.08	9.238	713	178,017	82.13	0.00	0.00
New York	3.52	8.636	705	494,498	76.08	8.15	0.00
North Carolina	1.14	8.677	722	328,793	84.79	35.40	2.17
Ohio	0.28	8.166	742	250,236	81.39	41.39	43.75
Oklahoma	0.05	8.523	753	160,138	86.79	45.23	0.00
Oregon	1.70	8.653	723	288,624	81.76	21.21	0.00
Pennsylvania	0.95	8.911	708	195,259	82.87	41.49	0.00
Rhode Island	0.22	8.887	704	370,286	77.91	15.24	0.00
South Carolina	0.61	8.507	721	401,646	77.91	61.47	0.00
South Dakota	0.02	8.993	675	101,126	84.52	52.74	0.00
Tennessee	0.19	8.587	723	190,866	83.77	92.18	0.00
Texas	0.41	8.774	727	208,088	86.65	51.12	0.00
Utah	0.66	8.847	724	255,953	86.96	20.85	0.00
Virginia	3.93	9.005	712	353,547	85.57	27.32	0.00
Washington	6.19	9.078	717	339,267	87.01	33.75	0.00
Wisconsin	0.12	9.215	716	192,293	89.05	24.14	0.00
Wyoming	0.04	9.954	692	525,000	94.94	0.00	0.00
TOTAL	100.00	8.979	708	369,844	82.88	17.77	0.55

Debt to Income Ratios of the Mortgage Loans

DEBT TO INCOME (%)	PERCENT OF OVERALL CURRENT BALANCE (%)	WEIGHTED AVERAGE CURRENT GROSS COUPON (%)	NON-ZERO WEIGHTED AVERAGE FICO SCORE	AVERAGE CURRENT BALANCE ($)	WEIGHTED AVERAGE LOAN TO VALUE (%)	PERCENT FULL DOC (%)	PERCENT IO (%)	PERCENT STATED DOC (%)
0.00 - 10.00	0.43	8.835	719	248,333	76.81	5.96	3.60	94.04
10.01 - 15.00	2.50	8.759	712	423,161	72.33	10.16	0.00	89.84
15.01 - 20.00	6.28	8.797	712	375,688	78.17	6.72	0.00	93.28
20.01 - 25.00	13.33	8.889	707	383,022	80.95	10.35	2.46	89.65
25.01 - 30.00	18.45	8.988	710	388,320	81.95	14.98	0.00	85.02
30.01 - 35.00	21.14	9.010	706	371,408	83.29	15.86	0.03	84.14
35.01 - 40.00	19.49	9.001	709	370,064	84.43	17.52	0.74	82.48
40.01 - 45.00	13.33	9.105	703	345,263	86.71	29.12	0.36	70.88
45.01 - 50.00	3.62	9.011	711	338,832	85.64	44.59	0.36	55.41
50.01 - 55.00	0.83	8.838	708	266,846	85.96	52.27	0.00	47.73
55.01 - 60.00	0.36	8.860	718	367,571	80.26	42.33	0.00	57.67
60.01 - 65.00	0.14	9.087	711	359,120	83.15	34.69	0.00	65.31
65.01 - 70.00	0.11	9.252	721	282,880	86.81	31.82	0.00	68.18
TOTAL	100.00	8.979	708	369,844	82.88	17.77	0.55	82.23

Net Rate Cap Schedule
Yield Tables